                         INVESTOR SERVICING AGREEMENT

                                BY AND BETWEEN

                            OPPENHEIMERFUNDS, INC.

                                     AND

                         [NAME OF SERVICE PROVIDER ]

            AGREEMENT,  made  as of the  _____day  of  January,  2003,  by and
between   OPPENHEIMERFUNDS   INC.,  a  Colorado   corporation   ("OFI"),   and
---------------- (
the  "Service  Provider"),  which has entered  into a Selling  Agreement  with
OppenheimerFunds   Distributor,   Inc.  as  to  shares  of  OFI  TREMONT  CORE
DIVERSIFIED HEDGE FUND, a Massachusetts business trust (the "Fund").

                                   RECITAL

            WHEREAS,  OFI is  the  investment  adviser  to  OFI  Tremont  Core
Diversified Hedge Fund;

            WHEREAS,    OFI   desires   to   facilitate   the   provision   by
broker-dealers  and  financial  advisers of  personal  investor  services  and account  maintenance  services  ("Investor  Services") to  shareholders of the
Fund  ("Shareholders") that are customers of such broker-dealers and financial advisers;

            NOW  THEREFORE,  in  consideration  of the  terms  and  conditions herein contained, the parties agree as follows:

            1.    Duties of Service Provider

                  (a)   Investor  Services  to  be  provided  by  the  Service
Provider under this Agreement shall include, but shall not be limited to:

                   (i)  handling  inquiries  from  Shareholders  regarding the
                        Fund,   including   but  not   limited  to   questions
                        concerning  their  investments  in the  Fund,  capital
                        account  balances,  and  reports  and tax  information
                        provided by the Fund;

                  (ii)  assisting  in  the   enhancement   of  relations   and
                        communications between Shareholders and the Fund;

                  (iii) assisting  in the  establishment  and  maintenance  of
                        Shareholders'  accounts with the Fund;

                  (iv)  assisting   in  the   maintenance   of  Fund   records
                        containing  Shareholder  information,  such as changes
                        of address; and

                  (v)   providing  such other  information  and Member liaison
                        services as OFI may reasonably request.

            2.    Investor Servicing Fee.

                  (a)   OFI will pay to the  Service  Provider  that  provides
the foregoing  Investor  Services,  within  forty-five (45) days of the end of each  calendar  quarter,  an amount not to exceed with  respect to any Service
Provider 20% (on an annualized  basis) of the advisory fee paid by the Fund to
OFI.

            3.    Assignment  or Amendment.  Any  amendment to this  Agreement shall be in writing signed by both parties.

            4.    Termination.  This  Agreement  may be  terminated  by OFI at any time without penalty on written notice to the Service Provider.

            5.    Choice of Law.    This  Agreement  shall be  governed by the
laws  of the  State  of New  York  applicable  to  agreements  made  and to be performed  entirely  within  the  State of New  York  (without  regard  to any conflicts of law principles  thereof).  Any question of  interpretation of any term or  provision  of this  Agreement  having a  counterpart  in or otherwise derived  from a term or  provision  of the  Investment  Company  Act  shall be resolved by reference to such term or provision of the Investment  Company Act and to  interpretations  thereof,  if any, by the United  States courts or, in the  absence  of  any  controlling  decision  of any  such  court,  by  rules, regulations  or orders of the  Commission  issued  pursuant to the  Investment
Company  Act.  In  addition,   where  the  effect  of  a  requirement  of  the
Investment  Company  Act  reflected  in any  provision  of this  Agreement  is revised by rule,  regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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            IN WITNESS  WHEREOF,  the parties have executed this  Agreement as of the day and year first above written.

                                    OPPENHEIMERFUNDS , INC.

                                    By:
                                        --------------------------------------
                                       Name:    Katherine P. Feld
                                       Title:   Vice President

                                    [NAME OF SERVICE PROVIDER]

                                    By:
                                        --------------------------------------
                                       Name:
                                       Title: